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Exhibit 8.1
                             HOGAN & HARTSON L.L.P.
                                Columbia Square
                          555 Thirteenth Street, N.W.
                          Washington, D.C.  20004-1109
                              (tel.) 202-637-5600
                               (fax) 202-637-5901


                               December 19, 1996

Colonial Properties Trust
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama  35203

Ladies and Gentlemen:

          We have acted as counsel to Colonial Properties Trust, an Alabama real estate investment trust (the "Company"), in connection with the registration of
(i) unsecured debt securities ("Debt Securities"), (ii) preferred shares of beneficial interest ("Preferred Shares"), (iii) common shares of beneficial interest, $.01 par value ("Common Shares"), and (iv) warrants exercisable for Common Shares ("Common Share Warrants"), with an aggregate public offering price of up to $216,762,500 (or its equivalent based on the exchange rate at the time of sale) as more fully described in the Company's Registration Statement on Form S-3 (the "Registration Statement," which includes the "Prospectus"), filed with the Securities and Exchange Commission on or about the date hereof. In connection therewith, we have been asked to provide an opinion regarding certain federal income tax matters related to the Company. Capitalized terms used in this letter and not otherwise defined herein have the meaning set forth in the Prospectus.

          The opinion set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, administrative determinations, and the legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

          In rendering our opinion, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinion, including the following: (1) the Registration Statement (including the exhibits thereto and all amendments made through the date hereof); (2) the Second Amended and Restated Agreement of Limited
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Colonial Properties Trust
December 19, 1996
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Partnership for the Operating Partnership, as amended; (3) the Declaration of
Trust of the Company (the "Declaration of Trust") as in effect on the date hereof; (4) the First Amended and Restated Agreement of Limited Partnership for the Management Partnership; (5) the the Articles of Incorporation of the Management Corporation, as amended; and (6) the Articles of Incorporation of CPHC. The opinion set forth in this letter also is premised on certain written representations of the Company and the Operating Partnership contained in a letter to us of even date herewith (the "Management Representation Letter").

          In our review, we have assumed, with your consent, that all of the representations and statements set forth in the documents we reviewed are true and correct, and all of the obligations by any such documents on the parties thereto, including obligations imposed under the Declaration of Trust, have been and will be performed or satisfied in accordance with their terms. Moreover, we have assumed that the Company, the Operating Partnership, the Management Partnership and the Management Corporation each have been and will continue to be operated in the manner described in the relevant partnership agreement, articles of incorporation or other organizational documents and in the Prospectus and that, as represented by the Company, there are no agreements or understandings between the Company, on the one hand, and the imposed Lowder family, on the other, that are inconsistent with the Lowder family being considered to be both the record and beneficial owner of more than 90% of the outstanding voting stock of the Management Company. We also have assumed the genuineness of all signatures, the proper execution of all documents, authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

          For the purposes of our opinion, we have not made an independent investigation of the facts set forth in the Registration Statement, the Second Amended and Restated Agreement of Limited Partnership for the Operating Partnership, as amended, the Declaration of Trust, the First Amended and Restated Agreement of Limited Partnership for the Management Partnership, the Articles of Incorporation of the Management Corporation, the Articles of Incorporation of CPHC, the Management Representation Letter, or any other document. We consequently have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. No facts have come to our attention, however, that would
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Colonial Properties Trust
December 19, 1996
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cause us to question the accuracy and completeness of such facts or documents in a material way.

          We assume for the purposes of this opinion that the Company is a validly organized and duly incorporated real estate investment trust under the laws of the State of Alabama, that the Management Corporation and CPHC are validly organized and duly incorporated corporations under the laws of the State of Alabama, and that the Operating Partnership and the Management Partnership are duly organized and validly existing partnerships under the laws of the State of Delaware.

          Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

          1. The Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code for its taxable years ended December 31, 1993, December 31, 1994, and December 31, 1995 and the Company's current organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT.

          2. The statements in the Prospectus under the heading "Federal Income Tax Considerations" to the extent that they describe matters of federal income tax law or legal conclusions relating thereto are correct in all material respects.

          We note that the Prospectus does not currently address the federal income tax considerations that may be relevant to a holder of Debt Securities, Preferred Shares or Common Share Warrants. It is our understanding that in the event the Company issues Debt Securities, Preferred Shares or Common Share Warrants, the Company will prepare a supplement to the Registration Statement, which supplement will address the federal income tax considerations that are likely to be material to a holder of such securities.

          We assume no obligation to advise you of any changes in our opinion subsequent to the delivery of this opinion letter. The Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code and described in the Prospectus with regard to, among other things,
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Colonial Properties Trust
December 19, 1996
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the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. Hogan & Hartson L.L.P. will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company, the Operating Partnership, and their subsidiaries, the sources of their income, the nature of their assets, the level of the Company's distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

          This opinion has been prepared solely for your benefit in connection with the filing of the Registration Statement. This opinion may not be used or relied upon by any other person or for any other purpose and may not be disclosed, quoted, or filed with a governmental agency or otherwise referred to without our prior written consent. We hereby consent to the incorporation by reference of this opinion in the Registration Statement, to the filing of this opinion as an exhibit to the Registration Statement, and to the use of the name of our firm therein.

                                                      Very truly yours,

                                                      /s/ Hogan & Hartson L.L.P.

                                                      Hogan & Hartson L.L.P.